                              AGREEMENT AND ASSIGNMENT


     THIS AGREEMENT AND ASSIGNMENT ("Agreement") is made and entered into as of the 20th day April, 1995 by (i) KELLER LLC, an Indiana limited liability company, ("KELLER"); and (ii) TUMBLEWEED, LLC, a Kentucky limited liability company ("TW").

RECITALS:

     A. TW entered into an AGREEMENT OF PURCHASE AND SALE dated February 2, 1995 (the "PURCHASE AGREEMENT"), under which TW agreed to buy, and GREGG PANCERO and JON ZIPPERSTEIN (the "SELLERS") agreed to sell, all of that certain parcel of land situated in the City of Springdale, Hamilton County, Ohio, together with all improvements, privileges and appurtenances thereto, which is commonly referred to as a parcel located on Princeton Pike near Merchant Street, Springdale, Ohio and which is more particularly described in EXHIBIT A attached hereto (the "PROPERTY").

     B.   A copy of the Purchase Agreement is attached hereto as EXHIBIT B.

     B. TW now desires to assign to Keller all of TW's rights and obligations under the Purchase Agreement and lease the Property, when improved, from Keller, and Keller desires to accept such assignment, improve the Property, and lease the Property, when improved, to TW, all upon the terms and conditions set forth herein.

AGREEMENT:

     IN CONSIDERATION OF the mutual covenants and agreements herein contained, the parties agree as follows:

                                      ARTICLE
                                         1
                          ASSIGNMENT OF PURCHASE AGREEMENT
          ---------------------------------------------------------

     1.1  ASSIGNMENT OF PURCHASE AGREEMENT

          In accordance with the provisions of Section 21 of the Purchase Agreement, TW hereby assigns to Keller all of TW's right, title, interests, duties, and obligations in, to, and under the Purchase Agreement, and Keller hereby accepts such assignment and agrees to purchase the Property pursuant to the Purchase Agreement and to otherwise fully and timely comply with and perform all provisions of the Purchase Agreement which TW would be required to comply with or perform if the Purchase Agreement had not been assigned to Keller under this Agreement.

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     1.2  REIMBURSEMENT OF $5,000 DEPOSIT

          Keller agrees to pay to TW the sum of $5,000.00 in immediately available funds upon execution of this Agreement, which amount shall constitute partial consideration for TW's assigning the Purchase Agreement to Keller.

     1.3  ACKNOWLEDGMENT OF ASSIGNMENT

          Keller and TW agree to execute and deliver to the Sellers a separate document acknowledging the assignment of the Purchase Agreement from TW to Keller in the form of that attached hereto as EXHIBIT C.

     1.4  INDEMNIFICATION

          Keller shall indemnify TW and save and hold TW harmless from and against any and all claims, actions, damages, liabilities, and expenses, including, but not limited to, reasonable attorneys' fees which occur as a result of Keller's failure to perform TW's obligations under the Purchase Agreement.

     1.5  REPRESENTATION AND WARRANTY

          TW represents and warrants to Keller that (a) a true, correct, and complete copy of the Purchase Agreement is attached hereto as a part hereof and that there have been no amendments or modifications of the Purchase Agreement, (b) TW is not in default of any of its obligations under the Purchase Agreement and has not breached any of its agreements under the Purchase Agreement, (c) to the best of TW's knowledge, there has not been any breach or default by the Seller under the Purchase Agreement, and (d) TW has provided Keller with copies of all material title, survey, engineering, environmental, and other due diligence items obtained by TW with respect to the Property and shall provide Keller with any of the foregoing that it obtains subsequent to the date hereof.

                                      ARTICLE
                                         2
                                 EXECUTION OF LEASE
          --------------------------------------------------------

     2.1  EXECUTION OF LEASE

          Immediately following Keller's acquisition of the Property pursuant to the Purchase Agreement, Keller and TW shall enter into a lease of the Property in form and content substantially identical to that attached hereto as EXHIBIT D (the "LEASE").

     2.2  CONSTRUCTION OF BUILDING

          Immediately following execution of this assignment, Lessee and Keller shall finalize and approve the plans and specifications for the Specified Building (as defined in the Lease) and, upon execution of the Lease, Keller shall diligently pursue the construction of the Specified Building in accordance with such plans and specifications (SUBJECT, HOWEVER, to changes from time to time as directed by Lessee), provided that such changes are consistent with the overall design and do not unreasonably delay the scheduled completion of construction and subject to any changes necessary to obtain building permits, all as provided for under the Lease and subject to the requirements and limitations set forth in the Lease, including, but not limited to, the $1,625,000 Ceiling as to Keller's total investment (referred to as "Lessor's Total Investment" in the Lease). If such plans and specifications have not been agreed upon by Keller and TW within ten days after the date hereof, this Agreement shall terminate and neither party shall have any further obligation hereunder. The acknowledgment of assignment referred to in Section 1.3 above shall not be delivered to the Sellers unless and until the plans and specifications are approved.

                                      ARTICLE
                                         3
                                      DEFAULT
          --------------------------------------------------------

     3.1  DEFAULT

          If either party shall fail to fully perform such party's obligations and duties under this Agreement, or shall otherwise default under this Agreement, the nondefaulting party shall have all of the rights and remedies available at law, in equity, in bankruptcy or otherwise. All such rights and remedies shall be cumulative to the fullest extent provided by law.

     3.2  ATTORNEY FEES AND COSTS

          If either party shall fail to fully perform such party's obligations and duties under this Agreement, or shall otherwise default under this Agreement, such defaulting party shall pay all costs, expenses, and reasonable attorneys' fees which are incurred or paid by the nondefaulting party in enforcing the covenants and agreements of the defaulting party under this Agreement.

     3.3  WAIVER OF CERTAIN DEFENSES

          Should either party seek recourse to equity to enforce any of its rights under this Agreement by specific performance, injunction, or other equitable relief, the other party agrees to, and hereby does waive any defense(s), which such party might otherwise have that there is any adequate remedy at law.


                                      ARTICLE
                                         4
                                   MISCELLANEOUS
          --------------------------------------------------------

     4.1  ASSIGNMENT

          Neither party may assign any of its right, title, interests, obligations, or duties in, to, or under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     4.2  ENTIRE AGREEMENT; MODIFICATION; WAIVER

          This Agreement, together with the exhibits, constitutes the entire agreement among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     4.3  SUCCESSORS AND ASSIGNS

               This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     4.4  NOTICES

          (a)  DELIVERY OF NOTICE

               All notices, demands, requests, consents, approvals, offers, counteroffers or other communications required or permitted under this Agreement shall be in writing and (i) delivered by personal delivery to such intended recipient, which personal delivery shall be evidenced by a written receipt therefor signed by such recipient, (ii) sent by United States certified, registered or express mail, return receipt requested, postage prepaid, or by reputable express delivery service (such as Federal Express, UPS, Airborne, Purolator, or DHL), fees prepaid, addressed to the intended recipient thereof, at the address listed for such party below, or at such other address as such party shall furnish in writing to the other parties to this Agreement, or (iii) transmitted by fax to such intended recipient at the fax number listed for such party below (or such other fax number as such party shall furnish in writing to the other parties to this Agreement), receipt of which transmission shall be confirmed by such recipient.

    TO LESSOR:      Keller LLC
                    Attn:  George R. Keller
                    4201 Paoli Peak
                    Floyds Knobs, Indiana 47119
                    Fax: (502) ____________________

     WITH COPY TO:  Joseph L. Ardery, Esq.
                    Brown Todd & Heyburn
                    3200 Providian Center
                    Louisville, Kentucky 40202-3363
                    Fax (502) 581-1087

     TO LESSEE:     Tumbleweed, LLC
                    A Kentucky Limited Liability Company
                    1900 Mellwood Avenue
                    Louisville, Kentucky 40206
                    ATTENTION: John A. Butorac, Jr. & James M. Mulrooney,
                    Managers
                    Fax: (502) 893-6676

     WITH COPY TO:  Roth & Cooper, P.S.C.
                    1230 Liberty Bank Lane, Suite 200
                    Louisville, Kentucky 40222-5763
                    ATTENTION: David M. Roth
                    Fax: (502) 425-1295

          (b)  EFFECTIVE DATE OF NOTICE; RESPONSE PERIOD

               All such notices, demands, requests, consents, approvals, offers, counteroffers or other communications shall be effective upon being personally delivered and properly receipted, two (2) days after being properly addressed and deposited in the United States mail or with a reputable express delivery service or upon being transmitted by fax and properly receipted, as set forth above. However, the time period in which a response to any such notice, request, demand, consent, approval, offer, counteroffer or other communication must be given shall commence to run from the date of receipt of personal delivery, the date on the return receipt or express delivery receipt, or the date of confirmation of receipt of the fax, as the case may be, of the notice, request, demand, consent, approval, offer, counteroffer or other communication by the addressee thereof; PROVIDED, HOWEVER, that if any party rejects delivery of any such notice, request, demand, consent, approval, offer, counteroffer or other communication properly sent by mail or express delivery service, or fails or neglects to accept delivery after two (2) attempts to so deliver by postal or express delivery authorities, as the case may be, the time period for a response shall commence two (2) days following the proper mailing or depositing with the express delivery service, as the case may be, of such notice, request, demand, consent, approval, offer, counteroffer or other communication.

     4.5  CAPTIONS AND HEADINGS

          The captions and headings throughout this Agreement are for convenience and reference only and the words contained in such captions and headings shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision or the scope or intent of this Agreement, nor in any way affect this Agreement.

     4.6  GENDER

          The use of any gender in this Agreement shall include all other genders, the singular shall include the plural, and the plural shall include the singular, as the context may require.

     4.7  GOVERNING LAW

          This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky without regard to any conflict of laws provisions.

     4.8  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     4.9  FURTHER ASSURANCES

          From time to time, at any party's request and without further consideration, each party shall execute and deliver such further instruments, and take such other actions as the requesting party may reasonably request, in order to more effectively implement the transactions contemplated herein.

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first hereinabove written.

                                             KELLER

[illegible]
-----------------------
WITNESS

[illegible]                                  BY:  /s/ GEORGE R. KELLER
-----------------------                      -----------------------------
WITNESS                                      GEORGE R. KELLER

                                        TW:
[illegible]
------------------------                TUMBLEWEED, LLC
WITNESS

/s/ PAM BROWN                           BY: /s/ JOHN A. BUTORAC, JR., MANAGER
------------------------                    ---------------------------------
WITNESS                                     JOHN A. BUTORAC, JR., MANAGER


                                        BY: /s/ JAMES M. MULROONEY, MANAGER
                                            ---------------------------------
                                            JAMES M. MULROONEY, MANAGER


Exhibits:

EXHIBIT A-DESCRIPTION OF THE PROPERTY
EXHIBIT B-PURCHASE AGREEMENT
EXHIBIT C-ACKNOWLEDGMENT OF ASSIGNMENT
EXHIBIT D-LEASE

                                     EXHIBIT A

                        LEGAL DESCRIPTION OF LEASED PREMISES
                                 1.5978 Acre Tract
                              (Parcel II - Tumbleweed)

     SITUATE in Section 12, Town 3, Entire Range 1, Springfield Township, City of Springdale, Hamilton County, Ohio, and being more particularly described as follows:

     COMMENCING at a point in the west line of Princeton Pike at the southeast corner of Lot 8 of Tri-County Merchandise Park, Block A, as recorded in Plat Book 210, page 57, Hamilton County Recorder's Office, said point being South 01DEG. 00' 00" West, 527.64 feet along the east line of Section 12 and North 65DEG. 12' 00" West, 43.72 feet from the intersection of the centerlines of Princeton Pike and Tri-County Parkway and said east line of Section 12;

     THENCE along the west line of Princeton Pike, South 01DEG. 00' 00" West, 129.64 feet to the True Point of Beginning; THENCE, continuing along the same, South 01DEG. 00' 00" West, 181.00 feet to a point; THENCE, North 89DEG. 00' 00" West, 415.34 feet to a point; THENCE, North 01DEG. 00' 00" East, 21.96 feet to a point; THENCE North 24DEG. 48' 00" East, 173.82 feet to a point; THENCE south 89DEG. 00' 00" East, 345.00 feet to The Point of Beginning.

     CONTAINING 1.5978 acres of land, more or less and being subject to all legal easements and rights-of-way on record.

                                      EXHIBIT B

                                 PURCHASE AGREEMENT

                                     EXHIBIT C

                            ACKNOWLEDGMENT OF ASSIGNMENT

                                     EXHIBIT D

                                       LEASE